Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED BY

CATALYST SEMICONDUCTOR, INC.

[***]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

AGREEMENT

BY AND BETWEEN

CATALYST SEMICONDUCTOR INC.

(“CATALYST”)

AND

TRIO-TECH (BANGKOK) CO., LTD.

(“TTBK”)

DATE:  APRIL 22, 2006

CONFIDENTIAL TREATMENT REQUESTED BY

CATALYST SEMICONDUCTOR, INC.

[***]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

AGREEMENT

This Agreement is made on the 22nd of April 2006 (the “Effective Date”), by and between:

CATALYST SEMICONDUCTOR INC., a company organized and existing under the laws of the United State of America having its registered address at 2975 Stender Way, Santa Clara, CA 95054-3214, U.S.A. (hereinafter Preferred to as “CATALYST”) of the one part; and

TRIO-TECH (BANGKOK) CO., LTD., a company organized and existing under the laws of the Kingdom of Thailand having its registered address at 327 Chalongkrung Road, Lamplathew, Lat Krabang, Bangkok 10520, Thailand (hereinafter referred to as “TTBK”) of the other part.

WHEREAS, CATALYST hereby agrees to engage TTBK to provide services in black topping and finished good distributions (all collectively referred to as the “Service”) for the duration of the term specified in Clause 2 hereof in return for payment of the fees specified in Clause 3 hereof and upon the terms and conditions contained in this Agreement, and

WHEREAS, CATALYST has obligations to provide TTBK with certain machineries and equipments for providing of the Services.  Particular terms and conditions in connection with the supply and operation of the machineries and equipments are mutually are set out by both parties in Appendix D attached hereto and deemed as an integral of This Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      UNDERTAKING BY TTBK

1.1                                 TTBK undertakes to carry out the continuance of this agreement to provide the Services for CATALYST.  Any new or additional services required by CATALYST will be documented by a Supplementary Agreement.

1.2                                 For the purpose of the Services mentioned in Clause 1.1, TTBK shall provide adequate facilities required to carry out an efficient/effective services during the continuance of this Agreement

1.3                                 For the purpose of the services mentioned in Clause 1.1, CATALYST shall provide TTBK with adequate materials, equipments and machineries in good working condition to carry out an efficient/effective services during the continuance of this agreement as referred to in Appendix D.

1.4                                 TTBK shall not hire, terminate or re-assign its employees assigned to support or provide the Services under this Agreement without written consent from CATALYST.

2.                                      COMMENCEMENT AND DURATION OF AGREEMENT

2.1                                 This Agreement shall come into force from the Effective Date and shall continue for a period of three (3) years.

3.                                      SERVICE FEES

3.1                                 In consideration of the Services rendered by TTBK, CATALYST hereby agrees to pay TTBK service fees at the charge rate as set out in this Clause 3 and the Appendixes A, B and C attached hereto (“Service Fees”).  The Service Fees shall be effect for next thirty six (36) months commencing from the Effective Date.

3.2                                 Unless the reimbursement cost and otherwise as specified in this Agreement, TTBK is entitled to change or increase the Service Fees due to additional operational requirement and/or change in process specifications.  CATALYST can request for a total review of existing Service Fees should market conditions warrant it and when the prevailing competitive bids are substantially lower than those of TTBK.  Any alteration to the Service Fees must be agreed upon between CATALYST and TTBK in writing.

3.3                                 The Service Fees for the Service shall be computed as a total reimbursement cost divided by the total number of units shipped, whereby the reimbursement cost is defined as total cost incurred plus ten percent (10%).  More details of the Service Fees for finished goods distribution are substantially set forth in Appendix B.

3.4                                 Payment of the Service Fees shall be made by CATALYST to TTBK within 30 days for all services rendered except for the reimbursement cost whereby payment item is 7 days from the date of invoices issued by TTBK.  TTBK reserves the right to charge interest on invoice outstanding for more than 30 days at the rate of one and a half percent (1.5%) per month.

4.             INSURANCE

4.1                                 CATALYST shall ensure and provide sufficient coverage of insurance on their machineries, devices peripherals, components and equipment, if any, procured and supplied to TTBK for the purpose of the Services under this Agreement.

5.             INDEMNITY

5.1                                 To the extent permitted by applicable laws, this Agreement or otherwise agreed by both parties, for each incident the parties hereby agree that the liability of TTBK hereunder for direct damages incurred due to the negligence or default of TTBK, excluded those from Force Majeure, incurred from any form of action as specified in Clause 6, if it is required TTBK to pay CATALYST, those cost must be reasonable, provable and examinable actual expenses.

5.2                                 TTBK shall not be liable for any damage to or destruction of machineries, equipments, components, peripherals or materials procured or supplied by CATALYST, if the machineries, equipments, components, peripherals or materials become malfunctioning, damage or destruction during the term of this Agreement other than the direct damage provided in Clause 5.1 above, CATALYST agrees to remedy the situation as its own cost and expenses and shall reimburse to TTBK for any cost and expenses which TTBK pays in advance for solving the defect or damage of the machineries, equipments, components, peripherals or materials unless damage or destruction is due to negligence or default by TTBK.

5.3                                 In consideration of the provisions of the Services under this Agreement, CATALYST hereby agrees, notwithstanding the Service Fees or any remuneration that has been or may be paid- to TTBK, that TTBK and its employees or representatives shall be indemnified and held harmless, to the fullest extent permitted by law, from and against all taxes, customs duty, liabilities, costs, charges, and expenses, arising under the laws of any jurisdiction and the provisions of this Agreement, including without limitation, judgments, fines, penalties, and reasonable attorneys’ fees awarded against TTBK in connection with or by reason of the Services under this Agreement.

6.                                      FORCE MAJEURE

Subject to Clause 5.1 or other provisions of this Agreement in the case where the performance of any obligation hereunder of either of the parties is prevented, restricted or interfered:

6.1                                 “Force Majeure” means an event which is beyond the reasonable control of a party, and which makes a party’s performance of its obligations hereunder impossible or so impractical as reasonably to be considered impossible in the circumstances, and includes, but not limited to:

(a)                                  Acts of God, shortage of public utilities, system disruptions, mechanical or electrical breakdown or failure of machinery, earthquake, fire, explosion, storm, flood or other adverse weather conditions;

(b)                                 War, revolution, riots, civil disorder, act of public enemies, blockage or embargo; strikes, lockouts or other industrial action; and/or

(c)                                  Any law, order, proclamation, regulation, ordinance, demand or requirement or any other action of any government agencies or of any subdivision, authority or representative of any such government agencies.

6.2                                 Force Majeure shall not include:

(a)                                  Any event which is caused by the negligence or intentional action of a party or such party’s subcontractors or agents or employees; and/or

(b)                                 Any event which a diligent party could reasonably have been expected to take into account at the time of the conclusion of this Agreement and to avoid or overcome in the carrying out of its obligations hereunder.

7.                                      TAXES, CUSTOMS DUTY AND STAMP DUTY

7.1                                 Stamp duty, if any, shall be shared equally by CATALYST and TTBK.

7.2                                 Unless otherwise agreed by the parties, CATALYST is to be responsible for any VAT, customs duty or other taxes arising from or in connection-with the import or export of machineries, equipments, inventory or other things procured or supplied by CATALYST in order to perform and provide the Services under this Agreement.

8.                                      TERMINATION OF AGREEMENT BEFORE EXPIRATION OF CONTRACTUAL PERIOD

8.1                                 CATALYST reserves the right to terminate this agreement by serving three (3) months notice in writing if any of the following occur:

(a)                                  TTBK fails to observe or perform any of the terms stipulated herein.

(b)                                 TTBK offers any substantial gifts whether by way of money or kind of otherwise to any employees or member of the family of the employees of CATALYST or to any employees or member of employee’s family whom has any interest in TTBK business and of which TTBK has knowledge whether implicitly or explicitly.

(c)                                  CATALYST moves the facilities out of Thailand If such a decision is made, there will be no financial obligation, penalties or cost incurred or imposed upon either CATALYST or TTBK.

8.2                                 CATALYST reserves the right to terminate this agreement by serving 6 months notice in writing for the convenience of CATALYST.

8.3                                 TTBK reserves the right to terminate this agreement by serving three (3) months notice in writing if any of the following events occur:

(a)                                  CATALYST is in default of payment of any Services Fees after TTBK has given due notice (after the third reminder) to CATALYST’s Finance Department.

(b)                                 TTBK ceased operating in Thailand.  If such a decision is made, there will be no financial obligation, penalties or cost incurred or imposed upon either TTBK to CATALYST.

9.                                      SEVERABILITY

In the event that any provision of this agreement is proved illegal, unlawful or unenforceable, the remaining provision of the agreement shall remain in full force and effect but the parties shall attempt in good faith to replace the offending provision and thereby redefine their respective rights and obligation.  No single provision of the agreement shall constitute the entire scope and intention of the Agreement.

10.                               WAIVER AND VARIATION

The agreement duly signed by authorized officers, representing the parties and any written amendments thereof duly initiated shall constitute the complete and exclusive agreement between the parties in relation to the service provided and supersedes any and all prior negotiations, representation, warranties, correspondence, communication and agreement between the parties in respect of the business.  Any new provision which is not in this agreement shall only be binding upon either party until it is reduced to writing signed by duly authorized officers or representative of each party thereof.

11.                               ASSIGNMENT

No party shall assign this agreement or subcontract the execution of the whole or any part thereof without the written consent of the other party.

12.                               NOTICE

12.1                           All notices and other communication hereunder shall be given in writing by registered mail shall be addressed at the following addresses and in the following manner.

For CATALYST For the attention of:	Mr. Gelu Voicu CEO & President. CATALYST SEMICONDUCTOR INC. 1250 BORREGAS AVENUE SUNNYVALE, CA 94089 USA.

For the attention of:	Mr. Thomas Gay CFO & Vice President, Finance CATALYST SEMICONDUCTOR INC. 1250 BORREGAS AVENUE SUNNYVALE, CA 94089 USA

For TTB For the attention of:	Mr. Surachai Siriluekopas TRIO-TECH (BANGKOK) CO., LTD 327 CHALONGKRUNG ROAD, LAMPLATHEW, LATKRABANG, BANGKOK 10520 THAILAND.

For the attention of:	Mr. Richard Lim Corporate Vice-President TRIO-TECH INTERNATIONAL PTE LTD. 1008 TOA PAYOH NORTH #03-09 SINGAPORE 318996.

12.2                           The parties may from time to time change addresses by giving notice of change of address in writing to the other party.

13.                               HEADINGS

The heading appearing in this Agreement are inserted only for convenience and in no way do they define, limit or describe the scope or the intent of the sections or clauses of the Agreement and have no effect on this Agreement.  Any references to the singular or plural number shall be deemed to include the plural or singular number respectively and words using the masculine gender only shall include the feminine or neuter gender and vice versa as the case may be.

14.                               GOVERNING LAW

This Agreement shall be read and construed in accordance with the laws of the Kingdom of Thailand.

IN WITNESS WHEREOF, the parties hereto have read and thoroughly understood the entire substance of this Agreement and hereunder have duly executed as of the date first above written.

Signed by:

On behalf of CATALYST SEMICONDUCTOR INC.

Mr. Gelu Voicu	Mr. Tom Gay
President	Vice President
CEO	Finance & Administration and CFO

Signed by:

On behalf of TRIO-TECH (BANGKOK) CO. LTD.

Mr. Richard Lim	Mr. Victor Ting
Corporate Vice-President	Vice President, CFO

Mr. Surachai Siriluekopas
Operations Manager

CONFIDENTIAL TREATMENT REQUESTED BY

CATALYST SEMICONDUCTOR, INC.

[***]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX A

Service Fees for Black Topping Service

Type of Services	Unit Price
a) Black Topping	US $ [***]

CONFIDENTIAL TREATMENT REQUESTED BY

CATALYST SEMICONDUCTOR, INC.

[***]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX B

Finish Goods Distribution

A.                                   CATALYST agrees to provide activities enough to cover a minimum processing fee of [***] per month failing which TTBK will invoice the minimum Service Fees of One Hundred Fifty Thousand Baht (150000) per month.

B.                                     CATALYST agrees to pay [***] to TTBK by the 5th of each month & the balance amount of reimbursement fee by the end of the month.

Please see also Appendix C for summary method of reimbursement of operation cost for the Service Fees with regard to the Services for finished goods distribution.

CONFIDENTIAL TREATMENT REQUESTED BY

CATALYST SEMICONDUCTOR, INC.

[***]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX C

SUMMARY REIMBURSEMENT OF OPERATION COST

MONTH
DESCRIPTION	THAI BAHT	S$	US$
DIRECT EXPENSES CHARGE:
SALARY AND BENEFITS
BONUS/PROFIT SHARING
UTILITIES (ELECTRICITY CHARGE)
MATERIAL & SUPPLIES
FREIGHT & DELIVERY & CUSTOMS FORMALITY CHARGE
TRANSPORTATION & TRAVELLING
COMMUNICATION CHARGES
SECURUTY SERVICE
MAID
FOOD-SUBSIDY & MEDICAL CLAIM
ANNUAL TRIP & ANNUAL PARTY & ENTERTAINMENT & ANNUAL HEALTH CHECK
MAINTENANCE COST
STATIONARY & OFFICE SUPPLIES
COPY MACHINE RENTAL CHARGE
SERVICE DOCUMENT KEEPING
HEALTH INSURANCE
MISCELLANEOUS EXPENSES
TRAINING INSTRUMENT & TUITION CATLYST STAFF
ASSETS & PARTS
SUB TOTAL (1)	—	—	—

PROCESSING CHARGES: (FIXED CHARGES)
- TTB ADMIN SUPPORT FEE (BHT. 20,000)	20,000.00

SUB TOTAL (2)

TTL DIRECT & PROCESSING CHARGE (1) + (2)	—	—	—

PLUS 10% AS AGREEMENT (MIN CHARGE 150.000 BHT.)
TOTAL CHARGES	—	—	—
BUYING RATE TO COVERT TO US DOLLAR AS END OF THE MONTH:

TTL DIRECT & PROCESSING CHARGES IN US DOLLAR (USD)

TTL DIRECT & PROCESSING CHARGES IN US DOLLAR (CONVERT FROM THAI BAHT)
TTL DIRECT & PROCESSING CHARGES IN US DOLLAR (CONVERT FROM S$)
PLUS RENTAL CHARGES AS AGREEMENT: (CHARGES IN US$)
(A) RENTAL CHARGE = 12,096.43 Sq.F (11,756.43+340 Sq.F) @20 = 241,928.80 BHT.
TOTAL REIMBURSEMENT IN US DOLLAR (USD)

TTB — Finance	TTB — Operation Manager

CSI — VERIFIED	CSI — AUTHORIZED

CONFIDENTIAL TREATMENT REQUESTED BY

CATALYST SEMICONDUCTOR, INC.

[***]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

APPENDIX D

Terms and Conditions for Supplying Machinery and Equipment

1.                                      DEFINTTIONS

Words and expression defined in the Agreement (including by reference to any other documents, if any) shall have the same meaning when used herein, unless the context otherwise-requires.

2.                                      ADDITIONAL AGREEMENT

The parties hereby agree that the following provisions shall be integrated and made an integral part of the Agreement.

2.1                               Supply of Machinery and Equipment

During the course of the Agreement, CATALYST shall provide TTBK with machinery and equipment as listed in the Attachment for the purpose of providing of the Services for CATALYST (the “Machinery and Equipment”).  The number of items of the Machinery and Equipment in the Attachment may be changed depending upon the requirement of the types of Machinery and Equipment by the parties and any change in the number of items must be documented by the traffic personnel and approved by the authorized personnel.  The list of Machinery and Equipment must be updated, verify and approved annually by the authorized personnel on the anniversary date of the Agreement or unless otherwise agreed by and between the parties.  The authorized personnel hereof refer to the Operation Manager of CATALYST and Finance and Administrative Manager of TTBK.

During the term of this Agreement, CATALYST is allowed to exchange and withdraw of equipments provided to TTBK for the benefits of the Services and maintaining efficient performance under this Agreement.

2.2                               Ownership of Machinery and Equipment

The Machinery and Equipment provided by CATALYST to TTBK as listed in the Attachment shall always be the ownership of CATALYST.

2.3                               Hand-over of Machinery and Equipment

From time to time during the duration of the Agreement, CATALYST hall hand over the Machinery and Equipment as listed in the Attachment to TTBK in a good working condition and TTBK agrees to accept them from CATALYST.  TTBK agrees and accepts that the Machinery and

Equipment previously supplied by CATALYST from the beginning until the date hereof are in good working conditions without any defects or damages.

2.4                               Duties and Liability of CATALYST

2.4.1                        CATALYST shall be bound to deliver the Machinery and Equipment as listed in the Attachment to TTBK in a good working condition.  In case of delivery of the Machinery and Equipment in a condition not suitable for the purpose of providing of Services, TTBK reserves the right to request CATALYST to change or replace them within a specific period of time.

2.4.2                        CATALYST shall be bound to reimburse to any necessary and reasonable expenses incurred by TTBK for the preservation of the Machinery and Equipment as approved by CATALYST.  Nevertheless, expenses for ordinary maintenance and petty repairs shall be subject to the provision under Clause 2.5.2 below.

2.4.3                        CATALYST shall be liable for any defects that arise during the continuance of the Agreement and it must make all the repairs that may become necessary with its own costs and expenses.

2.4.4                        The transfer of the ownership of the supplied Machinery and Equipment shall not extinguish this supply of Machinery and Equipment under the Agreement.  CATALYST shall arrange the transferee of the Machinery and Equipment to be bound and be subject to the terms of the Agreement in all respects.

2.5                               Duties of TTBK

2.5.1                        TTBK shall not use the Machinery and Equipment for the purpose other than those of providing of the Services, which are ordinary and usual, or provided in this Appendix or the Agreement.  If without the permission of CATALYST, TTBK uses the Machinery and Equipment for other purposes, TTBK shall be liable for any loss or damage incurred to the Machinery and Equipment, even caused by Force Majeure, unless it can prove that such loss or damage would have happened in any case.

2.5.2                        TTBK shall be bound to take as much care of the Machinery and Equipment as a person of ordinary prudence would take care of his own property, and to do ordinary maintenance and petty repairs.  TTBK is entitled to any ordinary maintenance or petty repair cost (“Maintenance Cost”) incurred therefrom plus 10% of the Maintenance Cost from CATALYST as specified in Clause 3 and Appendix C of the Agreement.

2.5.3                        TTBK shall allow CATALYST or its agents to inspect the Machinery and Equipment at reasonable times and intervals.

2.5.4                        Unless otherwise agreed by the parties, TTBK shall return the Machinery and Equipment to CATALYST upon the termination of the Agreement.  CATALYST shall bare all costs and expenses in moving the Machinery and Equipment and transporting them to its premises.

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2.5.5                        If a third person claims a right over the Machinery and Equipment and/or enters in action against TTBK, TTBK shall forthwith give notice thereof to CATALYST.

2.5.6                        TTBK shall not sublet or transfer its responsibilities and/or obligations under this Agreement in the whole or part of the Machinery and Equipment to a third person, make alteration in, or addition to, without the prior written consent of CATLYST.

2.6                               Expenses

Costs of the delivery of the Machinery and Equipment to TTBK and costs for returning of the Machinery and Equipment to CATALYST shall be borne by CATALYST.

2.7          Interruption of Use

If the Machinery or Equipment rendered under this Agreement, or any part of them, are interrupted through no fault of TTBK, CATALYST agrees to use its best endeavors to remedy, repair or replace to Tag with the same conditions of the Machinery or Equipment at its own expenses.

2.8          Duties of the Parties after the Termination of the Agreement

2.8.1        As soon as the Agreement is terminated or distinct under any circumstances, TTBK shall return the Machinery and Equipment in good working condition (with fair wear and tear excepted) to CATALYST within a reasonable period of time from the termination or distinction date of the Agreement

2.8.2        TTBK shall be entitled to retain the Machinery and Equipment until it has been paid all that is due to it on account of the Agreement.

2.8.3        TTBK shall be liable for any loss or damage caused to the Machinery and Equipment by its own fault, including the fault of its employees.  However, it shall not be liable for loss or damage resulting from its proper and normal use.

3.             EFFECTTVE DATE

This Appendix shall be deemed as an integral to the Agreement and retroactively be effective and enforceable on the Effective Date of the Agreement.

4.             EFFECT TO THE AGREEMENT

In the event of any inconsistency between this Appendix and the Agreement, the terms and conditions of the Agreement shall prevail.  Other provisions of the Agreement, which are not in contrary to the Agreement, shall remain enforceable, effective and binding upon the parties hereto.

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